Exhibit 99.1

FOR IMMEDIATE RELEASE

Otonomy Reports First Quarter 2016 Financial Results and Provides Corporate Update

SAN DIEGO, May 9, 2016 — Otonomy, Inc. (NASDAQ: OTIC), a biopharmaceutical company focused on the development and commercialization of innovative therapeutics for diseases and disorders of the ear, today reported financial results for the quarter ended March 31, 2016 and provided an update on its corporate activities and product pipeline.

First Quarter 2016 and Subsequent Highlights

•	Initiated OTIPRIO™ Commercial Launch: In March 2016, Otonomy announced the commercial availability of OTIPRIO (ciprofloxacin otic suspension) in the United States for the treatment of pediatric patients with bilateral otitis media with effusion undergoing tympanostomy tube placement (TTP). OTIPRIO is a single-dose, physician-administered antibacterial and the first product approved by the U.S. Food and Drug Administration (FDA) for this indication.

•	Early Launch Progress: The company’s key commercial objectives in the initial stage of the launch include establishing awareness and interest in the use of OTIPRIO with the approximately 2,000 physicians who account for nearly 70% of TTP surgeries performed each year, and obtaining access in the approximately 800 hospital and ambulatory surgery center facilities where these physicians conduct their surgeries. Performance against these objectives in the first two months of commercialization is as follows.

•	Otonomy’s 40 sales specialists have completed at least one sales presentation with 85% of the top 100 target physicians, 76% of the top 500, and 70% of the 2,000 physicians in our target audience.

•	Formulary reviews have been scheduled in over 300 facilities and OTIPRIO has already been added to the formulary in 25 hospitals.

•	Otonomy has entered into contracts with group purchasing organizations (GPOs) and is participating in the 340B program that, on a combined basis, covers purchasing by approximately 70% of our target facilities.

•	Otonomy has submitted an application to the Centers for Medicare and Medicaid Services (CMS) for assignment of a C code. If granted in June 2016, the C code would be available beginning in July 2016 and provide for transitional pass-through payment by Medicare and potentially other payers for use of OTIPRIO in the hospital outpatient and ambulatory surgery center setting through the end of 2018.

•	Otonomy also submitted an early application to CMS for assignment of a J code which would cover OTIPRIO use in all outpatient settings including physician offices. CMS has issued a preliminary decision against approval which is not final and is subject to change. A presentation supporting issuance of the J code will be made at a public meeting in mid-May. Otonomy believes that a final decision against assigning a J code at this time would not have a material negative effect on the OTIPRIO commercial launch for use during ear tube surgery. If necessary, the company would re-apply for a J code related to the approval of OTIPRIO for the treatment of acute otitis externa since this use will predominantly occur in the physician office setting.

•	Published OTIPRIO Phase 3 Results in JAMA Otolaryngology – Head & Neck Surgery: In January, extensive data from clinical trials supporting FDA approval of OTIPRIO for use during pediatric TTP surgery were published in JAMA Otolaryngology – Head & Neck Surgery.

•	Completed Successful End-of-Phase 2 Review with the FDA Supporting Single Phase 3 Trial for OTIPRIO in Acute Otitis Externa: In April 2016, Otonomy announced that it had successfully completed an End-of-Phase 2 review with the FDA for OTIPRIO in the treatment of acute otitis externa, also known as swimmer’s ear. Based on this review, agreement was reached with the FDA that a single randomized, multicenter, sham-controlled clinical trial would be sufficient for registration in this indication. Otonomy intends to initiate the Phase 3 clinical trial for OTIPRIO in pediatric and adult patients with acute otitis externa during the second quarter of 2016 and expects to complete this trial and report topline results in the fourth quarter of 2016. If the results are positive, Otonomy expects to submit a supplemental New Drug Application (sNDA) to the FDA during the first half of 2017.

•	Initiated Phase 2 Clinical Trial of OTIPRIO in Pediatric Patients with Acute Otitis Media with Tympanostomy Tubes (AOMT): In March 2016, Otonomy announced the initiation of patient enrollment in a Phase 2 clinical trial evaluating a single administration of OTIPRIO for the treatment of pediatric patients with AOMT. Otonomy previously completed a Phase 2 trial that successfully demonstrated the feasibility of administering OTIPRIO to pediatric patients with AOMT in an office setting. This second Phase 2 trial is designed to determine the appropriate dose for further development of OTIPRIO in this indication.

•	Initiated Patient Enrollment in Second Phase 3 Clinical Trial of OTO-104 in Ménière’s Disease: In March 2016, Otonomy initiated patient enrollment in the OTO-104 Phase 3 clinical trial in Ménière’s disease patients in the European Union (EU) called AVERTS-2 (Alleviation of Vertigo Episodes Study). The protocol for this trial is identical to the AVERTS-1 trial already underway in the United States. The 16-week, prospective, randomized, double-blind, placebo-controlled Phase 3 trial will enroll approximately 160 patients with unilateral Ménière’s disease at multiple clinical sites in the EU.

•

Announced Plan to Conduct Phase 2 Clinical Trial of OTO-104 in Hearing Loss Indication: In January 2016, Otonomy published the results of a preclinical proof-of-concept study which demonstrated that intratympanic administration of OTO-104 protected against ototoxicity observed following both acute and repeat administration of the chemotherapeutic agent cisplatin. These results provide support for the clinical evaluation of OTO-104 in the prevention of hearing loss in cancer patients undergoing chemotherapy with platinum-based agents. The company has completed a pre-IND review by the FDA and expects to initiate a Phase 2 clinical trial in pediatric patients receiving cisplatin treatment in the second half of 2016.

•	Phase 1 Clinical Safety Trial of OTO-311 is Ongoing: OTO-311 is a sustained-exposure formulation of the potent and selective N-Methyl-D-Aspartate (NMDA) receptor antagonist gacyclidine that is in development for the treatment of tinnitus. Several dose cohorts in a Phase 1 clinical safety trial have been completed without concerns of patient tolerability. The trial will remain open into the second half of 2016 pending the potential evaluation of additional dose levels.

•	Raised $115 Million in Gross Proceeds from Public Offering of Common Stock: In January 2016, Otonomy completed an underwritten public offering of 5,750,000 shares of its common stock (including 750,000 shares sold pursuant to the underwriters’ full exercise of their option to purchase additional shares) at a price to the public of $20.00 per share. Total gross proceeds were $115 million before deducting underwriting discounts, commissions and other offering expenses.

“While still in the first days of the OTIPRIO U.S. launch, we are encouraged by the success that our sales specialists are having in meeting with physicians, the high level of interest in the product, and the positive feedback following initial usage. This is important since physician interest and support are key to gaining formulary acceptance which is required for access in most hospitals and hospital-affiliated ambulatory surgery centers,” said David A. Weber, Ph.D., president and CEO of Otonomy. “In parallel to the commercial launch, we continue to execute well on our product development plans as evidenced by the initiation of the second Phase 3 trial for OTO-104 in Ménière’s disease and the Phase 2 trial for OTIPRIO in AOMT, as well as the very positive outcome of our recent End-of-Phase 2 meeting with the FDA which confirmed that a single Phase 3 trial is sufficient to support registration of OTIPRIO in acute otitis externa. In summary, with the completion of our public offering in January, we are well positioned to progress the commercial launch of OTIPRIO and advance our product pipeline.”

Anticipated Upcoming Milestones

•	Determination by CMS regarding the assignment of a unique C code for OTIPRIO is expected in June 2016; if assigned, the C code will be effective as of July 2016.

•	Initiation of a Phase 3 registration trial of OTIPRIO in acute otitis externa in the second quarter of 2016 with topline results expected in the fourth quarter of 2016.

•	Completion of a Phase 2 clinical trial of OTIPRIO in AOMT with topline results expected in the second half of 2016.

•	Initiation of a Phase 2 feasibility trial for OTO-104 in pediatric patients undergoing cisplatin chemotherapy treatment is expected in the second half of 2016.

First Quarter Financial Highlights

•	Cash Position: Cash, cash equivalents, and short-term investments totaled $266.0 million as of March 31, 2016, compared to $184.8 million as of December 31, 2015.

•	Operating Expenses: GAAP operating expenses were $26.9 million for the first quarter of 2016, compared to $12.1 million for the first quarter of 2015. Non-GAAP operating expenses, which exclude stock-based compensation and depreciation expense, were $24.0 million for the first quarter of 2016, compared to $10.7 million for the first quarter of 2015.

•	Research and Development Expenses: GAAP research and development (R&D) expenses for the first quarter of 2016 were $13.9 million, compared to $8.6 million for the first quarter of 2015. The increase was primarily a result of clinical expenses for OTO-104 related to the AVERTS-1 and AVERTS-2 trials, increased personnel costs, including stock-based compensation expense, and clinical expenses for OTIPRIO due to the initiation of an open-label Phase 3b clinical trial in late 2015. R&D-related stock-based compensation expense was $0.6 million for the first quarter of 2016, compared to $0.5 million for the first quarter of 2015.

•	Selling, General and Administrative Expenses: GAAP selling, general and administrative (SG&A) expenses in the first quarter of 2016 were $13.0 million, compared to $3.5 million for the first quarter of 2015. The increase was primarily attributable to increased personnel costs, including stock-based compensation expense, expanded operating activities and costs related to the commercial launch of OTIPRIO. SG&A-related stock-based compensation expense was $2.1 million for the first quarter of 2016, compared to $0.8 million for the first quarter of 2015.

•	Financial Guidance: Otonomy’s development plan for 2016 has been expanded to include initiation and completion of a single Phase 3 registration trial for OTIPRIO in acute otitis externa and initiation of a Phase 2 trial for OTO-104 in cisplatin-induced hearing loss. The company expects that non-GAAP operating expenses for 2016 will total $100-$105 million versus the previous guidance totaling $90-$95 million.

Non-GAAP Financial Measures

In this press release, Otonomy’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. Non-GAAP financial results exclude stock-based compensation and depreciation expense. These non-GAAP results are provided as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help indicate underlying trends in the company’s business, are important in comparing current results with prior period results and provide additional information regarding the company’s financial position. Management also uses these non-GAAP financial measures to establish budgets and operational goals that are communicated internally and externally and to manage the company’s business and to evaluate its performance. It is not feasible to provide GAAP operating expense guidance since stock-based compensation expense is a significant component of GAAP operating expenses and stock-based compensation expense is difficult to predict and estimate due to its dependence on Otonomy’s future stock price. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the attached financial information.

About OTIPRIO

OTIPRIO (ciprofloxacin otic suspension) is a fluoroquinolone antibacterial indicated for the treatment of pediatric patients with bilateral otitis media with effusion undergoing tympanostomy tube placement. OTIPRIO is administered by a physician as a single 0.1 mL (6 mg) intratympanic administration into each affected ear, following suctioning of the middle ear effusion. The thermosensitive suspension exists as a liquid at or below room temperature and gels when warmed. In two Phase 3 trials, a single intraoperative administration of OTIPRIO demonstrated a statistically significant reduction in the cumulative proportion of study treatment failures compared to tubes alone (p-value <0.001).

Important Safety Information for OTIPRIO

Contraindications: OTIPRIO is contraindicated in patients with a history of hypersensitivity to ciprofloxacin, to other quinolones, or to any of the components of OTIPRIO.

Warnings and Precautions - Potential for Microbial Overgrowth: OTIPRIO may result in overgrowth of nonsusceptible bacteria and fungi. If such infections occur, institute alternative therapy.

Adverse Reactions: Adverse reactions (incidence at least 3%) that occurred in two Phase 3 trials with OTIPRIO vs sham were: nasopharyngitis (5% vs 4%), irritability (5% vs 3%), and rhinorrhea (3% vs 2%).

Use in Specific Populations - Pediatric Use: The safety and effectiveness of OTIPRIO in infants below six months of age have not been established.

Full prescribing information can be found at www.OTIPRIO.com.

About Otonomy

Otonomy is a biopharmaceutical company focused on the development and commercialization of innovative therapeutics for diseases and disorders of the ear. OTIPRIO (ciprofloxacin otic suspension) is approved in the United States for use during tympanostomy tube placement surgery in pediatric patients, and commercial launch commenced in March 2016. OTO-104 is a steroid in development for the treatment of Ménière’s disease and other severe balance and hearing disorders. Two Phase 3 trials in Ménière’s disease patients are underway, with results expected during the second half of 2017. OTO-311 is an NMDA receptor antagonist for the treatment of tinnitus that is in a Phase 1 clinical safety trial. Otonomy’s proprietary formulation technology utilizes a thermosensitive gel and drug microparticles to enable single dose treatment by a physician. For additional information please visit www.otonomy.com.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or future financial or operating performance of Otonomy. Forward-looking statements in this press release include, but are not limited to, the statements regarding a C code and J Code, the timing of initiation, completion and results of the OTIPRIO Phase 3 clinical trial for acute otitis externa, the timing of the submission of the sNDA to the FDA for OTIPRIO for acute otitis externa, enrollment in the Phase 3 trial for Ménière’s disease, the timing of initiation of the OTO-104 Phase 2 clinical trial for cisplatin-induced hearing loss, the Phase 1 clinical safety trial of OTO-311 for treatment of tinnitus, the completion and timing of results of the OTIPRIO Phase 2 clinical trial for AOMT, and financial guidance for 2016. Otonomy’s expectations regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties. Actual results may differ materially from those indicated by these forward-looking statements as a result of these risks and uncertainties, including but not limited to: Otonomy’s limited operating history and its expectation that it will incur significant losses for the foreseeable future; Otonomy’s ability to obtain additional financing; Otonomy’s dependence on the commercial success of OTIPRIO and the regulatory success and advancement of additional product candidates, such as OTO-104 and OTO-311; the uncertainties inherent in the clinical drug development process, including, without limitation, Otonomy’s ability to adequately demonstrate the safety and efficacy of its product candidates, the preclinical and clinical results for its product candidates, which may not support further development, and challenges related to patient enrollment in clinical trials; Otonomy’s ability to obtain regulatory approval for its product candidates; side effects or adverse events associated with Otonomy’s product candidates; competition in the biopharmaceutical industry; Otonomy’s dependence on third parties to conduct preclinical studies and clinical trials; the impact of coverage and reimbursement decisions by third-party payors on the pricing and market acceptance of OTIPRIO; Otonomy’s dependence on third parties for the manufacture of OTIPRIO and product candidates; Otonomy’s dependence on a small number of suppliers for raw materials; Otonomy’s ability to protect its intellectual property related to OTIPRIO and its product candidates in the United States and throughout the world; expectations regarding potential market size, opportunity and growth; Otonomy’s ability to manage operating expenses; implementation of Otonomy’s business model and strategic plans for its business, products and technology; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in Otonomy’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on May 9, 2016, and Otonomy’s future reports to be filed with the SEC. The forward-looking statements in this press release are based on information available to Otonomy as of the date hereof. Otonomy disclaims any obligation to update any forward-looking statements, except as required by law.

Contacts:

Media Inquiries

Canale Communications

Heidi Chokeir, Ph.D.

Senior Vice President

619.849.5377

heidi@canalecomm.com

Investor Inquiries

Westwicke Partners

Robert H. Uhl

Managing Director

858.356.5932

robert.uhl@westwicke.com

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Otonomy, Inc.

Condensed Balance Sheet Data

(in thousands)

	As of March 31,	As of December 31,
	2016	2015
	(unaudited)
Cash and cash equivalents	$244,285	$158,664
Short-term investments	21,730	26,172
Total assets	275,462	193,030
Total liabilities	10,210	11,496
Accumulated deficit	(190,900)	(164,137)
Total stockholders’ equity	265,252	181,534

Otonomy, Inc.

Condensed Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2016	2015
	(unaudited)
Product sales, net	$13	$—
Operating expenses:
Cost of product sales	9	—
Research and development	13,872	8,607
Selling, general and administrative	12,995	3,501

Total operating expenses	26,876	12,108

Loss from operations	(26,863)	(12,108)
Other income (expense)	100	91

Net loss and comprehensive loss	$(26,763)	$(12,017)

Net loss per share, basic and diluted	$(0.91)	$(0.52)

Weighted-average shares used to compute net loss per share, basic and diluted	29,328,804	23,196,011

Otonomy, Inc.

Reconciliation of GAAP to Non-GAAP Financial Information

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2016	2015
	(unaudited)
Reconciliation of GAAP to non-GAAP operating expenses
GAAP operating expenses	$26,876	$12,108
Non-GAAP adjustments
R&D stock-based compensation expense	(647)	(552)
SG&A stock-based compensation expense	(2,089)	(791)
Depreciation expense	(152)	(60)

Total non-GAAP adjustments	(2,888)	(1,403)

Non-GAAP operating expenses	$23,988	$10,705

Reconciliation of GAAP to non-GAAP net loss
GAAP net loss	$(26,763)	$(12,017)
Non-GAAP adjustments	2,888	1,403

Non-GAAP net loss	$(23,875)	$(10,614)

Reconciliation of GAAP to non-GAAP net loss per share
GAAP net loss per share, basic and diluted	$(0.91)	$(0.52)
Non-GAAP adjustments	0.10	0.06

Non-GAAP net loss per share, basic and diluted	$(0.81)	$(0.46)

Weighted-average shares used to compute net loss per share, basic and diluted	29,328,804	23,196,011